SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  March 6, 2000

                     ALLIANCE FARMS COOPERATIVE ASSOCIATION

             (Exact name of registrant as specified in its charter)
     COLORADO                     0000927536                        84-1270685

(State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                    Identification No.)
503 East 8th Avenue, Yuma, CO 80759 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: 970-848-3231

                                      None

         (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.
     On March 6, 2000, the Board of Directors of Alliance Farms Cooperative Association (the "Company") accepted the resignation of Wayne N. Snyder as the Company's President, Chairman of the Board and Director. Mr. Snyder had served in those capacities since the Company's formation in May 1994.

     At its March 6, 2000  meeting the  Company's  Board of  Directors  selected
Gerald Leeper to fill the vacant positions resulting from Mr. Snyder's resignation, including the positions of Director, Chairman of the Board and President. Mr. Leeper is employed as Vice President, Livestock for Farmland Industries, Inc., the Company's largest shareholder. Previously he served as Vice President, Strategic Planning for Farmland for approximately five years. Prior to that time he served as a consultant for the Sparks Companies.

     Presently, no compensation is expected to be awarded or paid to Mr. Leeper by the Company for his services to the Company in any capacity. Mr. Leeper is employed by Farmland Industries, which has agreed to provide certain administrative, advisory and consulting services to the Company under the terms of an existing agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 14, 2000
                         ALLIANCE FARMS COOPERATIVE ASSOCIATION
                         By: s/s BEN COULT
                             Ben Coult,
                             Assistant Treasurer and Assistant Secretary